UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)          November 15, 2005
Wilsons The Leather Experts Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	0-21543 (Commission File Number)	41-1839933 (IRS Employer Identification No.)

7401 Boone Ave. N. Brooklyn Park, Minnesota (Address of principal executive offices)	55428 (Zip Code)
Registrant’s telephone number, including area code          (763) 391-4000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Index to Exhibits
Press Release
Reconciliation Table of non-GAAP numbers

Item 2.02.    Results of Operations and Financial Condition.
     On November 15, 2005, Wilsons The Leather Experts Inc. (the “Company”) issued the Press Release that is attached hereto as Exhibit 99.1 and incorporated herein by reference.
     The Press Release contains information for the fiscal year 2004 quarterly and year-to-date periods concerning the Company’s net loss and basic and diluted loss per share before restructuring charges, which is not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). A reconciliation of these non-GAAP financial measures is contained in the Press Release filed herewith. In addition, other non-GAAP financial measures, which exclude amounts related to restructuring charges for the third quarter of fiscal year 2004 and for the 2004 year-to-date period, will also be mentioned in the Company’s earnings conference call to be held on November 15, 2005. A reconciliation of these non-GAAP financial measures to GAAP numbers is included in Exhibit 99.2 furnished herewith. The Company believes that the presentation of net loss and basic and diluted loss per share before the restructuring charges and other non-GAAP numbers calculated before the restructuring charges provides a useful analysis of its ongoing operating trends and helps investors compare operating performance period to period.
Item 9.01.    Financial Statements and Exhibits
(c)	Exhibits
99.1	The Press Release of the Company dated November 15, 2005, containing its financial results for the third quarter ended October 29, 2005.

99.2	Reconciliation Table of non-GAAP numbers.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSONS THE LEATHER EXPERTS INC.

Date: November 15, 2005	By	/s/ Peter G. Michielutti

Peter G. Michielutti Executive Vice President, Chief Financial Officer and Chief Operating Officer

Index to Exhibits

Exhibit
No.	Description	Method of Filing

99.1	The Press Release of the Company dated November 15, 2005, containing its financial results for the third quarter ended October 29, 2005.	Electronic Transmission

99.2	Reconciliation Table of non-GAAP numbers.	Electronic Transmission